SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                 October 27, 2000

                Date of Report (Date of earliest event reported)




                                 Euphonix, Inc.
             (Exact name of registrant as specified in its charter)




             California                  0-26516                 77-0189481
 (State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
           incorporation)                                    Identification No.)




                               220 Portage Avenue
                           Palo Alto, California 94306
                    (Address of principal executive offices)

                                 (650) 855-0400
                 (Registrant's telephone number, including area code)

Item 5.           Other Events.

         Effective as of September 29, 2000, James Dobbie resigned as Euphonix Inc.'s Chief Executive Officer and resigned from the Board of Directors in order to retire.

         Effective as of October 2, 2000, Euphonix hired Steve Vining as Chief Executive Officer. A copy of the press release announcing the hiring of Mr. Vining is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits.

                  Exhibit Number          Description

                  99.1                    Press release dated October 2, 2000





































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






SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Euphonix, Inc.


Dated: October 27, 2000

                                                  By:/s/ STEVE VINING
                                                     Steve Vining
                                                     Chief Executive Officer
























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




                                  EXHIBIT INDEX


                 Exhibit Number          Description

                 99.1                    Press release dated October 2, 2000.
































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










Euphonix, Inc. 220 Portage Avenue, Palo Alto, CA 94306-2242,USA +1 650.855-0400; Fax 855-0410; www.euphonix.com


For Release on Monday, October 2, 2000, at 6:00 A.M. PST
                                            Contact: Piers Plaskitt, President
                                            +1/650.846-1190; piers@euphonix.com

Music Industry Vet Steve Vining joins Euphonix as CEO


Palo Alto, CA (NASDAQ: EUPH) October 2, 2000. The Board of Directors of Euphonix is pleased to announce the appointment of former Windham Hill Group President, Steve Vining as Chief Executive Officer. With 20 successful years in the music industry, Vining has served in a broad range of capacities and is widely recognized as an innovative marketer. Twice recognized by Variety magazine as one of the industry's most visionary executives (20 Execs with 20/20 Vision, Variety July 1998, 1999), Vining has been instrumental in shaping the careers of some of today's most successful recording artists. Windham Hill's transformation into an adult music powerhouse during Vining's watch saw the label's market share triple in four years through the use of an array of creative marketing techniques including web based programs, national brand awareness campaigns for print and electronic media and the production of full length television programming.

"Steve Vining has an extraordinarily broad range of industry experience," notes company founder and Chief Product Officer, Scott Silfvast. "Working with our president, Piers Plaskitt, Steve will lead Euphonix into the exciting arena of Internet Audio. In addition to bringing a wealth of music-industry knowledge and relationships to Euphonix, Steve is equally versed in our other market segments, including on-air broadcast, film and video post production. His presence will add a new level of expertise to the dynamic management team here in Palo Alto," Silfvast concludes.

Prior to his tenure at Windham Hill, Vining was Vice President / General Manager of BMG's U.S. Classics company, a role that included overseeing projects on the legendary Red Seal label and the RCA Victor label as well as his work with Manfred Eicher and his ECM label. It was during this time that Vining presided over the meteoric rise in popularity of The Chieftains, whose success resulted in 6 GRAMMY(R) Awards in the world and pop categories and over three million units sold worldwide.

"Euphonix has long been recognized as an industry leader for developing cutting-edge audio systems" Vining commented. "The recent Mix Magazine TEC Award for the System 5 digital console (presented during the recent AES Convention in Los Angeles) is testament to the outstanding level of technology being developed by this exciting group. I'm looking forward to working with such a successful team and applying aggressive marketing techniques to bring their ground breaking innovations to broader use in a wide range of industries including applications for the Internet."

Based in Silicon Valley California, Euphonix Inc. develops, manufactures and supports networked digital audio systems for music, film & TV post-production, broadcast, sound reinforcement and multimedia applications. In addition, the company is developing software, hardware and support services for Internet-enabled audio production throughout the entertainment industry.

Founded in 1988, Euphonix has delivered more large format digital-control mixing consoles worldwide than any other manufacturer and is the first professional console manufacturer to deliver the combination of a 24bit 96kHz audio console and 48 track multitrack recorder to the industry. For more information call
(650) 855-0400 or visit the Euphonix web site at www.euphonix.com.